Exhibit 99.1

Audentes Therapeutics Announces Pricing of Public Offering of Common Stock

SAN FRANCISCO, Jan. 24, 2018 / PRNewswire/ — Audentes Therapeutics, Inc. (Nasdaq: BOLD), a clinical stage biotechnology company focused on developing and commercializing gene therapy products for patients living with serious, life-threatening rare diseases, today announced the pricing of its underwritten public offering of 5,750,000 shares of its common stock at a price to the public of $35.00 per share before underwriting discounts and commission. The gross proceeds to Audentes from the offering, before deducting the underwriting discounts and commissions and other offering expenses payable by Audentes, are expected to be approximately $201.3 million. In addition, Audentes has granted the underwriters a 30-day option to purchase up to an additional 862,500 shares of common stock. The offering is expected to close on January 29, 2018, subject to customary closing conditions.

BofA Merrill Lynch, Cowen and Leerink Partners are acting as joint book-running managers for the offering. Wedbush PacGrow is acting as co-manager.

The public offering is being made pursuant to a shelf registration statement (File No. 333-219797) on Form S-3 that was filed by Audentes with the Securities and Exchange Commission (“SEC”) on August 8, 2017 and declared effective by the SEC on August 23, 2017, and a related automatically effective registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (File No. 333-222680). A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. A copy of the final prospectus relating to the offering, when available, may be obtained from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department or by email at dg.prospectus_requests@baml.com; Cowen and Company, LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (631) 274-2806; or Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by email at syndicate@leerink.com, or by telephone at (800) 808-7525, ext. 6132.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected gross proceeds and completion of the offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in Audentes’ filings with the SEC, the prospectus related to the offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Audentes’ results of operations, which would, in turn, have a significant and adverse impact on Audentes’ stock price. Audentes cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Audentes undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Audentes Contacts:

Investor Contact:

Andrew Chang, Investor Relations

415.818.1033

ir@audentestx.com

Media Contact:

Paul Laland

415.519.6610

media@audentestx.com